Exhibit 10.3

STOCK OPTION AGREEMENT

(NON-QUALIFIED STOCK OPTION)

THIS STOCK OPTION AGREEMENT (this “Agreement”), dated as of the              day of              (the “Grant Date”), is between Electroblate, Inc., a Nevada corporation (the “Company”), and              (“Optionee”).

R E C I T A L S

A. The Company has adopted resolutions to provide equity-based compensation incentives in the form of options to purchase shares of the Company’s common stock (the “Common Stock”) in order to motivate, reward and retain personnel and to further align the interests of the personnel with those of the stockholders of the Company.

B. Optionee is eligible to receive a stock option and, upon executing a Notice of Exercise in the form attached hereto, to purchase shares of Common Stock of the Company.

C. Subject to the satisfaction of the conditions set forth herein, the Company desires to grant to Optionee a stock option to purchase shares of Common Stock, and Optionee is willing to accept such option, upon the terms and conditions hereinafter set forth.

D. The option set forth in this Agreement is intended to be a non-qualified stock option, not entitled to the benefits offered by a qualified option under Section 422 of the Internal Revenue Code.

E. The option is not issued under any award plan, other than the resolutions of the Board of Directors authorizing the Option and the terms hereof.

NOW, THEREFORE, the parties hereto, in consideration of the mutual covenants contained herein, agree as follows:

1. Option. The Company hereby grants to Optionee a non-qualified option to purchase up to seventy five thousand, six hundred and fifty five (75,655) shares of Common Stock (the “Option Shares”) at an exercise price of $2.67 per share (the “Option”). The Option shall be subject to the terms and provisions of this Agreement.

2. Vesting. Subject to the Term as set forth in Section 3 below, the Option will be vested in twelve (12) installments of three months each, commencing on May 1, 2015 (the “Initial Vesting Date”), and ending on the final installment date of February 1, 2018.

3. Term.

(a) The Option shall remain exercisable from the Grant Date until the fifth anniversary of the Grant Date (the “Term”), subject to the early termination events set forth herein. During the Term, the Optionee may exercise the Option in whole or in part at any time and from time to time. Thereafter, at the end of the Term or upon an early termination event, the Option shall expire and become unexercisable.

(b) If the Optionee’s employment with, or other service to, the Company terminates for any reason (other than death, disability or cause) or for no reason, then any portion of the Option which is then exercisable shall remain exercisable during the ninety (90) day period following such termination or, if sooner, until the expiration of the Term and, to the extent not exercised within such period, shall thereupon terminate.

(c) If an Optionee’s employment or other service is terminated by the Company for Cause (defined below), then any Option held by the Optionee, whether or not then exercisable, shall immediately terminate and cease to be exercisable. For purposes of this provision, the term “Cause” means (1) in the case where there is no employment, consulting or similar service agreement between the Optionee and the Company or any of its subsidiaries or where such an agreement exists but does not define “cause” (or words of like import), a termination classified by the Company or any of its subsidiaries, as a termination due to the Optionee’s (i) commission of, or entry of a plea of guilty or no contest to any felony, fraud, misappropriation, embezzlement or other crime of moral turpitude; (ii) commission of, or entry of a plea of guilty or no contest to any crime or offense involving money or property of the Company; (iii) dishonesty or fraud; or (iv) insubordination, willful misconduct, refusal to perform services or materially unsatisfactory performance of duties; or (2) in the case where there is an employment, consulting or similar service agreement between the Optionee and the Company or any of its subsidiaries that defines “cause” (or words of like import), a termination that is or would be deemed for “cause” (or words of like import) under such agreement.

(d) During the Term, if the Optionee’s employment with, or other service to, the Company terminates for reasons of death or Disability (defined below), then any portion of the Option which is then exercisable shall remain exercisable during the one (1) year period following the death or Disability of the Optionee or, if sooner, until the expiration of the Term and, to the extent not exercised within such period, shall thereupon terminate. The exercise may be made by the Optionee’s executor, administrator, guardian or other legal representative, as the case may be. For purposes of this provision, the term “Disability” means that an Optionee is unable to carry out the responsibilities and functions of the position held by the Optionee by reason of any medically determinable physical or mental impairment for a period of not less than ninety (90) consecutive days. An Optionee will not be considered to have incurred a Disability unless he or she furnishes proof of such impairment sufficient to satisfy the board of directors of the Company in its discretion.

4. Manner of Exercising Option.

(a) Subject to the satisfaction of the conditions contained in this Agreement, the Option may be exercised by delivering to the Secretary or other officer of the Company a Notice of Exercise in the form attached hereto as Exhibit A, duly completed and executed by Optionee or his or her legal representative, together with payment in full for the shares of Common Stock purchased thereby.

(b) No shares of Common Stock shall be delivered to any Optionee until the Optionee has made arrangements acceptable to the Company for the satisfaction of any federal, state, or local income and employment tax withholding obligations (calculated at the statutory minimum amount for such withholding), including, without limitation, obligations incident to the receipt of shares. Upon exercise of the Option the Company shall withhold or collect from the Optinee an amount sufficient to satisfy such tax obligations, including, but not limited to, by surrender of the whole number of shares covered by the Option, if applicable, sufficient to satisfy the applicable tax withholding obligations incident to the exercise or vesting of an Option (calculated at the statutory minimum amount for such withholding). In the event of an exercise based on the net value as provided herein, the Company may require any amount for taxes due to be paid to the Company in cash in connection with the net value exercise.

(c) Notwithstanding anything in this Agreement to the contrary, but subject to the provisions for the payment of any taxes due, at the discretion of the Optionee, the aggregate exercise price of the portion of this Option being exercised may be paid, in whole or in part, (i) by cash or check payable to the Company; (ii) by surrender to the Company of that number of fully paid and non-assessable shares of Common Stock owned by the Optionee based on the Fair Market Value (defined below) equal to applicable exercise price; or (iii) by means of a “net value” exercise which reduces the number of Option Shares to be received upon such exercise to a “Net Number” of Option Shares determined according to the following formula:

Net Number = (A x (B - C))/B. For purposes of the foregoing formula:

A = the total number of Option Shares with respect to which this Option is then being exercised;

B = the last reported sale price (as reported by the principal national securities exchange on which the Common Stock is then traded) of the Common Stock on the trading date immediately preceding the date of the applicable exercise of this Option; and

C = the exercise price then in effect at the time of such exercise.

“Fair Market Value” means, as of any date, the value of Common Stock determined as follows:

(i) If the Common Stock is listed on one or more established stock exchanges or national market systems, including without limitation the Nasdaq Capital Market, its Fair Market Value shall be the closing sales price for the stock (or the closing bid, if no sales were reported) as quoted on the principal exchange or system on which the Common Stock is listed (as determined by the board of directors or appropriate committee) on the date of determination (or, if no closing sales price or closing bid was reported on that date, as applicable, on the last trading date such closing sales price or closing bid was reported), as reported in The Wall Street Journal or such other source as the board of directors or appropriate committee deems reliable;

(ii) If the Common Stock is regularly quoted on an automated quotation system or by a recognized securities dealer, its Fair Market Value shall be the closing sales price for such stock as quoted on such system or by such securities dealer on the date of determination, but if selling prices are not reported, the Fair Market Value of a share of Common Stock shall be the mean between the high bid and low asked prices for the Common Stock on the date of determination (or, if no such prices were reported on that date, on the last date such prices were reported), as reported in The Wall Street Journal or such other source as the board of directors or appropriate committee deems reliable; or

(iii) In the absence of an established market for the Common Stock of the type described in (i) and (ii) above, the Fair Market Value thereof shall be determined by the board of directors or appropriate committee in good faith.

(d) It is specifically intended that any exercise contemplated hereunder be exempt from the “short-swing profit” rule of Section 16(b) of the Exchange Act of 1934, as amended (the “Exchange Act”), as provided by Rule 16b-3 of the Exchange Act.

5. Corporate Transactions. In the event of a Corporate Transaction (defined below), this Option will convert into a similar option to acquire securities of the surviving entity in as near terms as provided for in this Agreement, as approved by the board of directors or appropriate committee of the Company, in good faith negotiations with the resulting company. For purposes of this provision, the term “Corporate Transaction” means a merger or consolidation of the Company in which the Company is not the surviving entity, except for a transaction the principal purpose of which is to change the state in which the Company is incorporated.

6. Piggyback Registration Rights.

(a) If the Company at any time proposes to register any of its securities under the Securities Act of 1933, as amended (“Securities Act”), other than in respect of an initial public offering, for sale to the public (except with respect to registration statements on Forms S-4, S-8 or another form not available for registering the Common Stock issuable on exercise of the Option for sale to the public), at each time it will give written notice at the applicable address of record to the Optionee of its intention to do so. Upon the written request of the Optionee, given within twenty (20) days after receipt by the Optionee of the notice, the Company will, subject to the limits contained in this Section 6, use its reasonable commercial efforts to cause all of the shares of Common Stock issuable on exercise of the Option (“Registrable Shares”) to be registered under the Securities Act and qualified for sale under any state blue sky law, all to the extent required to permit such sale or other disposition of said Registrable Shares; provided, however, that if the Company is advised in writing in good faith by any managing underwriter of the Company’s securities being offered in a public offering pursuant to such registration statement that the amount to be sold by persons other than the Company (collectively, “Selling Stockholders”) is greater than the amount which can be offered without adversely affecting the offering, the Company may reduce the amount offered for the accounts of Selling Stockholders (including shares of Common Stock held by the Optionee) to a number deemed satisfactory by such managing underwriter. The reduction of the shares held by the Selling Stockholders will be done on a pro rata basis.

(b) The expenses of registering the Registrable Shares for the Optionee will be borne by the Company. The Optionee will bear the expenses of the sale of the Registrable Shares.

7. Lock Up Provisions.

(a) The Optionee agrees that in connection with any initial public offering (“IPO”) by the Company of its common stock, during the period beginning on and including the date of the underwriting agreement through and including the date that is 365 days after the date of the underwriting agreement for the IPO (the “Lock-Up Period”), the Optionee, or any affiliated party of the Optionee or any successor in interest to the Option and the common stock issued upon exercise of the Option, will not, without the prior written consent of the lead underwriter for the IPO and the Company, directly or indirectly:

(i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of this Option or any shares of Common Stock issuable hereunder, or

(ii) enter into any swap or other agreement, arrangement or transaction that transfers to another, in whole or in part, directly or indirectly, any of the economic consequence of this Option or the Common Stock issuable hereunder, whether any transaction described in clause (i) or (ii) above is to be settled by delivery of this Option, Common Stock, other securities, in cash or otherwise. Moreover, if:

(1) during the last 17 days of the Lock-Up Period, the Company issues an earnings release or material news or a material event relating to the Company occurs, or

(2) prior to the expiration of the Lock-Up Period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the Lock-Up Period, the Lock-Up Period shall be extended and the restrictions imposed by this agreement shall continue to apply until the expiration of the 18-day period beginning on the date of issuance of the earnings release or the occurrence of the material news or material event, as the case may be, unless the lead underwriter for the IPO and the Company each waives, in writing, such extension.

(b) Notwithstanding the provisions set forth in the immediately preceding paragraph, the undersigned may, without the prior written consent of the lead underwriter, transfer the Option or any Common Stock issued under the Option as a bona fide gift or gifts, or by will or intestacy, to any member of the immediate family (as defined below) of the undersigned or to a trust the beneficiaries of which are exclusively the undersigned or members of the undersigned’s immediate family or to a charity or educational institution; provided, however, that it shall be a condition to the transfer that (A) the transferee executes and delivers to lead underwriter of the IPO and the Company not later than one business day prior to such transfer, a written agreement, in substantially the form of this agreement and otherwise satisfactory in form and substance to the lead underwriter for the IPO and the Company, and (B) if the undersigned is required to file a report under Section 16(a) of the Securities Exchange Act of 1934, as amended, reporting a reduction in beneficial ownership of the Option or the Common Stock issued under the Option by the Optionee during the Lock-Up Period (as the same may be extended as described above), the Optionee shall include a statement in such report to the effect that such transfer or distribution is not a transfer for value and that such transfer is being made as a gift or by will or intestacy, as the case may be For purposes of this paragraph, “immediate family” shall mean a spouse, child, grandchild or other lineal descendant (including by adoption), father, mother, brother or sister of the undersigned.

8. Release. By signing below, Optionee, on behalf of himself or herself, his or her successors and assigns, hereby releases and forever discharges the Company and the present and former officers, directors, shareholders, employees, agents and attorneys of each of them from any and all actions, causes of action, damages, judgments, liabilities, obligations and claims whatsoever, in law or in equity, whether known or unknown, relating to, and covenants not to sue based on, any and all of the Company’s commitments made by the Company prior to the date hereof to issue Optionee stock options or other equity incentives.

9. No Transfer or Assignment. In addition to the Lock Up Provision set forth in Section 7 hereof, the Option may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by (i) will and by the laws of descent and distribution and (ii) during the lifetime of the Optionee, to the extent and in the manner authorized by the board of directors or appropriate committee, but only to the extent such transfers are made to family members, to family trusts, to family controlled entities, to charitable organizations, and pursuant to domestic relations orders, in all cases without payment for such transfers. Any purported sale, pledge, assignment, hypothecation, transfer, or disposition in contravention of this Section 8 shall be null and void ab initio.

10. Compliance with Laws and Regulations.

(a) The Company will not be obligated to issue or deliver shares of Common Stock pursuant to this Agreement unless the issuance and delivery of such shares complies with applicable law, including, without limitation, the Securities Act of 1933, as amended, the Securities Act of 1934, as amended, and the requirements of any stock exchange or market upon which the Common Stock may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

(b) In connection with the exercise of this Option, Optionee will execute and deliver to the Company such representations in writing as may be requested by the Company that it may comply with the applicable requirements of federal and state securities laws.

11. Notices. All notices, requests, demands, waivers, consents, approvals or other communications pursuant to this Agreement shall be in writing and delivered to the Company at its principal executive offices, Attention: Secretary, or to Optionee at the residence address reflected in the records maintained by the Company.

12. No Rights of Stockholder. Neither Optionee nor any legal representative of Optionee shall be, or have any of the rights and privileges of, a stockholder of the Company with respect to any shares subject to the Option except to the extent that certificates for such shares shall have been issued upon the exercise of the Option as provided for herein.

13. Construction. The board of directors or appropriate committee shall have exclusive authority to interpret and construe the Option, and its determinations with respect thereto shall be final and binding on the Company and Optionee.

14. No Rights Conferred. Nothing contained in this Agreement shall confer upon Optionee any right with respect to the continuation of his or her employment or other service with the Company or its subsidiaries or interfere in any way with the right of the Company and its subsidiaries at any time to terminate such employment or other service or to increase or decrease, or otherwise adjust, the other terms and conditions of the Optionee’s employment or other service.

15. Entire Agreement; Amendment. This Agreement sets forth the entire understanding of the parties hereto with respect to the subject matter hereof. This Agreement may not be amended or supplemented except by a written instrument duly executed by each of the parties hereto; provided, however that the Company’s board of directors or appropriate committee may amend the terms of this Agreement at any time without the written consent of the Optionee provided that such amendment does not adversely affect the rights of the Optionee.

16. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada, without regard to its principles of conflict of laws.

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IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its duly authorized officer, and Optionee has executed this Agreement, as of the day and year above written.

ELECTROBLATE, INC.	OPTIONEE

By:
Name:
Title:

Exhibit A

NOTICE OF EXERCISE

TO: Electroblate, Inc.

The undersigned hereby exercises his/her option to purchase              shares of Common Stock of Electroblate, Inc. (the “Company”), as provided in the Stock Option Agreement dated as of             , 20             at $             per share, for an aggregate purchase price of $              (the “Purchase Price”).

The undersigned is hereby paying the Purchase Price as follows (check one of the following):

             (i) The undersigned has enclosed herewith payment by cash or check made payable to the order of the Company in the amount of the Purchase Price; or

             (ii) The undersigned has received the prior approval of the Company that it will accept payment of the Purchase Price by the surrender to the Company of that number of fully paid and non-assessable shares of Common Stock owned by the undersigned Optionee which have an aggregate value equal to the Purchase Price and the undersigned has therefore enclosed herewith stock certificate number              representing a total of              shares of Common Stock in order to surrender to the Company              shares of Common Stock in payment of the Purchase Price; or

             (iii) The undersigned has received the prior approval of the Company that it will accept payment of the Purchase Price by means of a “net value” exercise and the undersigned hereby requests the Company to deliver to him/her              shares of Common Stock (the number of shares derived by a net value exercise) in full satisfaction of the exercise hereunder.

The undersigned hereby represents and warrants that it is his/her present intention to acquire and hold the aforesaid shares of Common Stock of the Company for his/her own account for investment, and not with a view to the distribution of any thereof, and agrees that he/she will make no sale, thereof, except in compliance with the applicable provisions of the Securities Act of 1933, as amended.

Signature:

Name (print)

Address:

Dated: